Exhibit 4.6.1

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Confidential Treatment has been requested for portions of this Exhibit. Confidential portions of this Exhibit are designated by [*****]. A complete version of this Exhibit has been filed separately with the Securities and Exchange Comission.

AMENDMENT N°2

TO THE

A320 NEO PURCHASE AGREEMENT DATED 24 OCTOBER 2014

BETWEEN

AIRBUS S.A.S.

AND

AZUL FINANCE LLC

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 1 of 8

CONTENTS

Clause	Title
1.	DEFINITIONS AND INTERPRETATION
2.	TERMINATED AIRCRAFT
3.	CONDITIONS PRECEDENT
4.	MISCELLANEOUS

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 2 of 8

Confidential Treatment Requested

This amendment N°2 (hereinafter referred to as the “Amendment N°2”) is entered into on ____________________, 2018, between:

(1)

AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and

(2)

AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).

The Buyer and the Seller being together the “Parties” and each a “Party”.

WHEREAS

A.

The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 for the sale by the Seller and the purchase by the Buyer of thirty-five (35) Aircraft (hereinafter together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);

B.

The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1; and

C.

The Buyer and the Seller now wish to terminate the Agreement with respect to seventeen (17) Aircraft in order to assist the Buyer in its financing of the Predelivery Payments relating to such Aircraft, in accordance with the terms and conditions of this Amendment N°2.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised terms used herein (including in the recitals) and not otherwise expressly defined in this Amendment N°2 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°2. Clause headings are for ease of reference only.

In this Amendment N°2 (including the recitals), except where the context otherwise requires, the following words and expressions have the following meanings:

Amendment N°3 means the amendment N°3 to the Agreement entered into on the date hereof between the Buyer and the Seller;

BOCA means BOC AVIATION [*****], a company organised and existing under the laws of [*****];

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 3 of 8

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested

BOCA PA Amendment N°38 means the amendment N°38 to the BOCA Purchase Agreement entered into or to be entered into between the Seller and BOCA in respect of the Seller’s agreement to sell, and BOCA’s agreement to purchase, the Terminated Aircraft;

BOCA PA Amendment N°39 means the amendment N°39 to the BOCA Purchase Agreement entered into or to be entered into between the Seller and BOCA in respect of the termination of the Seller’s and BOCA’s rights and obligations under the BOCA Purchase Agreement in respect of the Terminated Aircraft;

BOCA Purchase Agreement means the purchase agreement dated 19 September 2010 between the Seller as seller and BOCA as buyer as amended and supplemented from time to time;

Call Option Agreement means the agreement entered into or to be entered into between the Seller, BOCA and the Buyer on or around the date of this Amendment N°2;

Effective Time has the meaning set out in Clause 3; and

Terminated Aircraft means the following Aircraft:

Aircraft ranking	NEO Aircraft Type	Scheduled Delivery Month
Aircraft N°1	A321 NEO	[*****]
Aircraft N°2	A320 NEO	[*****]
Aircraft N°3	A321 NEO	[*****]
Aircraft N°4	A320 NEO	[*****]
Aircraft N°5	A321 NEO	[*****]
Aircraft N°6	A321 NEO	[*****]
Aircraft N°7	A320 NEO	[*****]
Aircraft N°8	A320 NEO	[*****]
Aircraft N°9	A320 NEO	[*****]
Aircraft N°10	A321 NEO	[*****]
Aircraft N°11	A320 NEO	[*****]
Aircraft N°12	A321 NEO	[*****]
Aircraft N°13	A321 NEO	[*****]
Aircraft N°14	A320 NEO	[*****]
Aircraft N°15	A320 NEO	[*****]
Aircraft N°16	A321 NEO	[*****]
Aircraft N°17	A320 NEO	[*****]

1.2	Interpretation

The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°2, as if the same were set out in full herein mutatis mutandis.

2.	TERMINATED AIRCRAFT

2.1.

With effect from the Effective Time, and as contemplated by clause 3.4 of Letter Agreement N°10 to the Agreement, the Parties agree to terminate the Agreement insofar as it relates to the Terminated Aircraft only.

2.2.

Save as provided in this Clause 2 and in Amendment N°3 or as otherwise agreed between the Parties pursuant to the Call Option Agreement, the Parties agree that the termination of the Agreement with respect to the Terminated Aircraft shall discharge the Parties from all of their respective rights, liabilities and obligations under the Agreement with respect to the Terminated Aircraft. Except to the extent explicitly provided hereunder, in Amendment N°3

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 4 of 8

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested

or in the Call Option Agreement (as applicable), the Parties hereby expressly waive, release and discharge all claims and liabilities of any kind owed between each other arising out of, under, or in any way connected with the Terminated Aircraft.

2.3

Notwithstanding the termination of the Agreement with respect to the Terminated Aircraft and subject to this Clause 2.3, Clause 2.4 hereof and clause 3.2 of Amendment N°3 the Parties agree and acknowledge that:

(i)	the Seller shall continue to [*****] set out in Clauses 15 and 16 of the Agreement and Appendix A to Clause 16 of the Agreement;

(ii)

the Seller has already [*****] with respect to the Terminated Aircraft pursuant to Letter Agreement N°4, Letter Agreement N°5A and Letter Agreement N°6 to the Agreement and such Letter Agreements including the terms and conditions set out therein shall survive the terminations set out herein provided the Terminated Aircraft remains within the scope of the Call Option Agreement or has been reinstated into the Agreement pursuant to Amendment N°3; and

(iii)	the Seller shall continue to [*****] to the Cancellation Rights set out in clause 2 of Letter Agreement N°8,

in each case in respect of the Terminated Aircraft, [*****].

2.4	The Buyer agrees that the Seller shall [*****] pursuant to this Amendment N°2. The Buyer further agrees to [*****] of the Terminated Aircraft pursuant to this Amendment N°2 [*****].

2.5	The Parties agree that as a result of this Amendment N°2 the Seller shall, within ten (10) Business Days after the Effective Time, [*****].

2.6

Notwithstanding the termination of the Agreement with respect to the Terminated Aircraft, should any events or circumstances occur whereby the Buyer is entitled to claim liquidated damages from the Seller pursuant to Clause 11 of the Agreement, the Seller shall pay such liquidated damages to the Buyer pursuant to clause 11 of the Agreement and clause 5.5 of the Call Option Agreement with respect to the Terminated Aircraft as if the Terminated Aircraft remained part of this Agreement and such termination had not occurred.

[*****]

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 5 of 8

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested

[*****].

3	CONDITIONS PRECEDENT

This Amendment N°2 shall become effective at the time (the “Effective Time”) the Seller confirms in writing to the Buyer that the following conditions precedent have been met to the Seller’s reasonable satisfaction or waived or deferred, in the Seller’s absolute discretion:

[*****]

[*****]

[*****]

[*****]

The Parties hereby agree that this Amendment N°2 shall terminate automatically and without any further action on [*****] if the above conditions precedent have not been satisfied or waived or deferred by the Seller. Should such automatic termination take effect this Amendment N°2 will be void and of no force or effect.

4	MISCELLANEOUS

4.1	Effect of this Amendment N°2

Except as otherwise provided by the terms and conditions hereof, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

If there is any inconsistency between the Agreement and this Amendment N°2, the latter shall prevail to the extent of such inconsistency and any part of the Agreement not affected by any such inconsistency shall remain in full force and effect.

This Amendment N°2 (together with the Call Option Agreement and Amendment No. 3) constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°2 and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 6 of 8

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

4.2	Confidentiality

This Amendment N°2 is subject to the confidentiality provisions set forth in Clause 22.12 of the Agreement.

4.3	Law and Jurisdiction

This Amendment N°2 shall be governed by and construed in accordance with the laws of England.

Any dispute arising out of or in connection with this Amendment N°2, including but not limited to its existence, validity, interpretation, implementation, breach, termination and/or enforcement, shall be within the exclusive jurisdiction of the Courts of England.

4.4	Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment N°2 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°2.

4.5	Severability

In the event that any provision of this Amendment N°2 should for any reason be held ineffective, the remainder of this Amendment N°2 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°2 prohibited or unenforceable in any respect.

4.6	Counterparts

This Amendment N°2 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

4.7	Assignment

Notwithstanding any other provision of this Amendment N°2, this Amendment N°2 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.

4.8	Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°2 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF, this Amendment N°2 was entered into the day and year first above written.

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 7 of 8

Agreed and accepted	Agreed and accepted
For and on behalf of	For and on behalf of
AZUL FINANCE LLC	AIRBUS S.A.S.

By:	By:

Title:	Title:

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°2	Page 8 of 8

AMENDMENT N°3

TO THE

A320 NEO PURCHASE AGREEMENT DATED 24 OCTOBER 2014

BETWEEN

AIRBUS S.A.S.

AND

AZUL FINANCE LLC

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 1 of 9

CONTENTS

Clause	Title
1.	DEFINITIONS AND INTERPRETATION
2.	REINSTATEMENT
3.	MISCELLANEOUS

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 2 of 9

Confidential Treatment Requested

This amendment N°3 (hereinafter referred to as the “Amendment N°3”) is entered into on ____________________, 2018, between:

AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and

AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).

The Buyer and the Seller being together the “Parties” and each a “Party”.

WHEREAS

A.

The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 for the sale by the Seller and the purchase by the Buyer of thirty-five (35) Aircraft (hereinafter together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);

B.

The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1;

C.

Pursuant to the provisions of an amendment N°2 (the “Amendment N°2”) to the Agreement, the Buyer and the Seller have agreed to [*****] as it relates to the Relevant Aircraft in order to assist the Buyer in its financing of the Predelivery Payments relating to such Relevant Aircraft; and

D.

The Buyer and the Seller have agreed that the Buyer shall have the right to purchase back a Relevant Aircraft and reinstate a Relevant Aircraft into the Agreement in accordance with, and subject to the terms and conditions of, the Call Option Agreement and this Amendment N°3.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°3 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°3. Clause headings are for ease of reference only.

In this Amendment N°3 (including the recitals), except where the context otherwise requires, the following words and expressions have the following meanings:

BOCA means BOC AVIATION [*****], a company organised and existing under the laws of the [*****]

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 3 of 9

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested

[*****];

BOCA Lease Agreement means, in respect of a Relevant Aircraft, a lease agreement between BOCA (or one of its Affiliates) and Azul Linhas for a term of [*****] years;

BOCA Purchase Agreement means the purchase agreement dated 19 September 2010 between the Seller as seller and BOCA as buyer as amended and supplemented from time to time;

Call Option Agreement means the call option agreement entered into or to be entered into between, BOCA, the Buyer and the Seller in respect of the Relevant Aircraft;

Relevant Aircraft means, as the context may require, any or all of the following aircraft in respect of which the Agreement was terminated pursuant to Amendment N°2 (with the below scheduled delivery months, as may be amended pursuant to the BOCA Purchase Agreement, subject to the terms of the Call Option Agreement):

Aircraft ranking	NEO Aircraft Type	Scheduled Delivery Month
Aircraft N°1	A321 NEO	[*****]
Aircraft N°2	A320 NEO	[*****]
Aircraft N°3	A321 NEO	[*****]
Aircraft N°4	A320 NEO	[*****]
Aircraft N°5	A321 NEO	[*****]
Aircraft N°6	A321 NEO	[*****]
Aircraft N°7	A320 NEO	[*****]
Aircraft N°8	A320 NEO	[*****]
Aircraft N°9	A320 NEO	[*****]
Aircraft N°10	A321 NEO	[*****]
Aircraft N°11	A320 NEO	[*****]
Aircraft N°12	A321 NEO	[*****]
Aircraft N°13	A321 NEO	[*****]
Aircraft N°14	A320 NEO	[*****]
Aircraft N°15	A320 NEO	[*****]
Aircraft N°16	A321 NEO	[*****]
Aircraft N°17	A320 NEO	[*****]

Relevant Specification means, in respect of each Relevant Aircraft, the Specification for such Relevant Aircraft as of the date hereof (as set out in the relevant part of Appendix 4 to the Call Option Agreement), as further amended and supplemented from time to time after the date hereof pursuant to the terms of the BOCA Purchase Agreement, subject to the terms of the Call Option Agreement.

1.2	Interpretation

The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°3, as if the same were set out in full herein mutatis mutandis.

2.	REINSTATEMENT

2.1

Notwithstanding the provisions of Amendment N°2, if, in relation to any Relevant Aircraft (i) subject to the conditions of clause 2.3 of the Call Option Agreement the Seller has received a Call Option Notice (as defined in the Call Option Agreement) and the Final Price in

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 4 of 9

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

accordance with the Agreement (a “Call Option Aircraft”), or (ii) an Acceleration Event has occurred and the Buyer has paid to the Seller the amounts required under clause 4.2(a) of the Call Option Agreement and the Seller has not received a notice from BOCA pursuant to clause 4.3 of the Call Option Agreement that any amounts due and payable under clause 4.2(b) of the Call Option Agreement are outstanding (an “Accelerated Aircraft”), the Parties agree that,:

a)

the Relevant Aircraft shall be reinstated into the Agreement, and (i) all the provisions, terms and conditions of the Agreement in force immediately prior to the Effective Time (as defined in Amendment N°2) unless the equivalent provisions in respect of the Relevant Aircraft have been amended pursuant to the terms of the BOCA Purchase Agreement (subject to the terms of the Call Option Agreement), and (ii) any subsequent amendments to the Agreement which would have applied to the Relevant Aircraft had the Relevant Aircraft continued to be subject to the Agreement, shall in each case apply to such Relevant Aircraft as if Amendment N°2 had never been entered into with respect to such Relevant Aircraft; and

b)	any references to the “Aircraft” in the Agreement shall be deemed to include the Relevant Aircraft.

2.2

The Buyer acknowledges and agrees that, subject to the provisions of clause 2.3 of Amendment N°2, and to the terms of the Call Option Agreement, each Relevant Aircraft shall be manufactured in accordance with the terms of the BOCA Purchase Agreement and to the Relevant Specification and, in the case of a Call Option Aircraft or Accelerated Aircraft, notwithstanding the provisions of Amendment N°2, the provisions set out in clauses 7.2.1, 7.2.2, 7.3.1(iii), 7.4.1 and 8.4 of the Agreement shall be applicable to such Call Option Aircraft or Accelerated Aircraft.

2.3

Upon the reinstatement of a Relevant Aircraft into the Agreement pursuant to this Amendment N°3, the Relevant Specification of such Relevant Aircraft at such time shall be deemed to be the Specification of such Relevant Aircraft under the Agreement. The Buyer shall take Delivery of such Relevant Aircraft in accordance with the Agreement and, in the case of a Call Option Aircraft, shall have no right to make any changes to the Relevant Specification.

2.4

Subject to the terms of the Call Option Agreement, if the Seller reschedules the delivery date of any Relevant Aircraft in accordance with the terms of the BOCA Purchase Agreement from its Scheduled Delivery Month as applicable at the time of this Amendment N°3 (the “Original Scheduled Delivery Month”) to a new Scheduled Delivery Month (the “New Scheduled Delivery Month”) as a result of the breach by BOCA of any provision of the BOCA Purchase Agreement or any agreement (including, without limitation, any guarantee) relating to the sale, purchase, financing or leasing of aircraft between the Seller and any of the affiliates and BOCA or any of its affiliates, then, upon the reinstatement of such Relevant Aircraft into the Agreement pursuant to this Amendment N°3, in the case of (i) a Call Option Aircraft such New Scheduled Delivery Month shall be deemed to be the Scheduled Delivery Month under the Agreement, and (ii) in the case of an Accelerated Aircraft, as between the Buyer and the Seller the Original Scheduled Delivery Month shall be deemed to be the Scheduled Delivery Month of such Accelerated Aircraft, subject to any subsequent changes to such delivery month as may be made in accordance with the Agreement.

2.5

The Parties acknowledge and agree that, following the occurrence of an Acceleration Event that entitles the Seller to reschedule a Relevant Aircraft by exercising its rights in accordance with the terms of the BOCA Purchase Agreement:

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 5 of 9

Confidential Treatment Requested

a)

in the event that the Acceleration does not occur due to the non-fulfilment of any applicable condition in clause 4 of the Call Option Agreement, the Scheduled Delivery Month of the Relevant Aircraft for the purposes of the Call Option Agreement and this Amendment N°3 shall be updated to be the New Scheduled Delivery Month resulting from the rescheduling performed by the Seller in accordance with the applicable terms of the BOCA Purchase Agreement; and

b)

in the event that the Acceleration for such Relevant Aircraft does occur then, upon the reinstatement of such Accelerated Aircraft into the Agreement pursuant to this Amendment N°3, the Scheduled Delivery Month of the Accelerated Aircraft for the purposes of the Call Option Agreement and this Amendment N°3 shall be the Original Scheduled Delivery Month notwithstanding any rescheduling of such Accelerated Aircraft performed by the Seller in accordance with the applicable terms of the BOCA Purchase Agreement.

3.	MISCELLANEOUS

3.1	Termination of this Amendment N°3

The Parties hereby agree that if Amendment N°2 is not in full force and effect on [*****] this Amendment N°3 shall terminate automatically and without any further action.

3.2	Advanced Benefits

The Parties hereby agree that if (i) any of the Relevant Aircraft is not reinstated into the Agreement by its applicable scheduled Delivery Date pursuant to Clause 2 (as such scheduled Delivery Date might have been amended pursuant to the BOCA Purchase Agreement, subject to the terms of the Call Option Agreement) and (ii) if the Seller does not receive evidence in writing in form and substance satisfactory to the Seller that a BOCA Lease Agreement in respect of such Relevant Aircraft is in full force and effect by no later than the actual Delivery Date of such Relevant Aircraft, then:

a)	the Buyer shall [*****] set out in Clauses 15 and 16 of the Agreement and Appendix A to Clause 16 of the Agreement in respect of that Relevant Aircraft; and

b)	without prejudice to any other rights or remedies available to the Seller under the Agreement or at law, the Seller shall have the right to [*****] in respect of that Relevant Aircraft.

3.4	Effect of this Amendment N°3

Notwithstanding the terms of this Amendment N°3, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

If there is any inconsistency between the Agreement and this Amendment N°3, the latter shall prevail to the extent of such inconsistency and any part of the Agreement not affected by any such inconsistency shall remain in full force and effect.

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 6 of 9

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

This Amendment N°3 (together with Amendment N°2 and the Call Option Agreement) constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°3 and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

3.5	Confidentiality

This Amendment N°3 is subject to the confidentiality provisions set forth in Clause 22.12 of the Agreement.

3.6	Law and Jurisdiction

This Amendment N°3 shall be governed by and construed in accordance with the laws of England.

Any dispute arising out of or in connection with this Amendment N°3, including but not limited to its existence, validity, interpretation, implementation, breach, termination and/or enforcement, shall be within the exclusive jurisdiction of the Courts of England.

3.7	Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment N°3 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°3.

3.8	Severability

In the event that any provision of this Amendment N°3 should for any reason be held ineffective, the remainder of this Amendment N°3 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°3 prohibited or unenforceable in any respect.

3.9	Counterparts

This Amendment N°3 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

3.10	Assignment

Notwithstanding any other provision of this Amendment N°3, this Amendment N°3 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 7 of 9

3.11	Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°3 as if the same were set out in full herein mutatis mutandis.

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 8 of 9

IN WITNESS WHEREOF, this Amendment N°3 was entered into the day and year first above written.

Agreed and accepted	Agreed and accepted
For and on behalf of	For and on behalf of
AZUL FINANCE LLC	AIRBUS S.A.S.

By:	By:

Title:	Title:

A320 NEO PA – AZUL FINANCE LLC – AMENDMENT N°3	Page 9 of 9